Exhibit 99.2

Lakeland Bancorp Receives Preliminary Approval to Participate in the U.S. Treasury Capital Purchase Program

December 16, 2008

Dear Valued Customer:

I am pleased to announce that Lakeland Bancorp has received preliminary approval to participate in the U.S. Treasury Department’s TARP Capital Purchase Program for up to $59 million.

The Treasury’s approval of Lakeland to participate in the Capital Purchase Program will enhance our ability to meet the opportunities in today’s volatile environment, and further confirms that Lakeland Bank is and will continue to be a “well-capitalized” and financially strong community bank.

While our capital ratios are well in excess of those required to be considered “well-capitalized” under federal banking regulations as of September 30, 2008, our participation in this program will allow us to take advantage of the attractive low cost capital being offered. We believe that the amount and cost of the capital that is accessible under the Treasury’s program is significantly larger and more attractive than may otherwise be available in the capital markets currently or in the near term. Lakeland intends to use the capital it receives under the program primarily for its community based local commercial and consumer lending businesses and for other general corporate purposes.

Participation in the program, however, requires that Lakeland adopt an amendment to its Certificate of Incorporation to authorize the issuance of preferred stock. Lakeland plans to hold a special meeting of shareholders for the purpose of voting to approve the amendment. Currently, Lakeland’s Certificate of Incorporation does not authorize the issuance of preferred stock. Lakeland intends to file with the Securities and Exchange Commission a preliminary proxy statement relating to the special meeting, and will send a definitive proxy statement to shareholders as soon thereafter as possible.

As always, we appreciate your patronage and look forward to being your financial partner today and in the future.

Sincerely,

Thomas J. Shara

President and Chief Executive Officer

FORWARD-LOOKING STATEMENTS

Any non-historical statements in this letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: whether Lakeland and the Treasury close on the issuance of the preferred stock and warrants under the Capital Purchase Program; operational factors relating to the performance of Lakeland Bank, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with amending its certificate of incorporation to authorize the issuance of preferred stock, Lakeland will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Lakeland’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Lakeland at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, or by telephone to 973-697-2000.

Lakeland and its directors and officers may be deemed to be participants in the solicitation of proxies from Lakeland’s shareholders with respect to the amendment to the certificate of incorporation. Information about Lakeland’s directors and officers and their ownership of Lakeland’s Common Stock is set forth in Lakeland’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the special meeting at which shareholders will consider the amendment to the certificate of incorporation when the proxy statement becomes available.